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                                                                  Exhibit (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 54 to the Registration Statement (Form N-1A, No. 002-78808) of Asset Management Fund and to the use of our report dated February 10, 2006 on the December 31, 2005 financial statements of Asset Management Fund Large Cap Equity Institutional Fund, Inc., incorporated by reference therein.


                                        /s/ ERNST & YOUNG LLP

Columbus, Ohio
January 4, 2007